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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 18, 1997 with respect to the audited combined financial statements of Educational Management, Inc. and Wikert and Rhude, general partnership, as of and for the years ended December 31, 1996 and 1995 in the Form 8-K/A dated March 31, 1997 of
Educational Medical, Inc.


                                                 /s/ Winther, Stave & Co., LLP


June 16, 1997







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